EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of January 28, 2008, by Frederick’s of Hollywood Group Inc., a New York corporation (“Pledgor”), for the benefit of Wells Fargo Retail Finance II, LLC, a Delaware limited liability company, as arranger and agent for the Lenders (as defined below) party to the Restated Financing Agreement referred to below (in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, Pledgor, FOH Holdings, Inc., Frederick’s of Hollywood, Inc., Frederick’s of Hollywood Stores, Inc., and Hollywood Mail Order, LLC (collectively, the “Borrowers”), the lenders from time to time party thereto (such lenders, together with their respective successors and assigns the “Lenders”) and the Agent are parties to that certain Amended and Restated Financing Agreement, dated as of January 28, 2008 (such agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the “Restated Financing Agreement”);

WHEREAS, pursuant to the terms and provisions of the Restated Financing Agreement, the Lenders have agreed to make certain revolving credit loans to the Borrowers (each a “Revolving Loan” and collectively, the “Revolving Loans”) and to provide a subfacility for the issuance of letters of credit for the account of the Borrowers;

WHEREAS, it is a condition precedent to the making of any Revolving Loan or the provision of any Letter of Credit or Letter of Credit Guaranty pursuant to the Restated Financing Agreement that Pledgor shall execute and deliver to the Agent a pledge and security agreement providing for the pledge to the Agent, for the benefit of the Lender Group, of, and the grant to the Agent, for the benefit of the Lender Group, of a security interest in and Lien on, outstanding Capital Stock (as defined in the Restated Financing Agreement) and indebtedness from time to time owned by Pledgor;

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interests of, Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Revolving Loans pursuant to the Restated Financing Agreement and provide other financial accommodations to the Borrowers, Pledgor agrees with the Agent, for the benefit of the Lender Group, as follows:

SECTION 1. Definitions. Reference is hereby made to the Restated Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Restated Financing Agreement or in Article 8 or Article 9 of the Uniform Commercial Code currently in effect in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein. As used in this Agreement, “Applicable Percentage” shall mean, with respect to any pledge hereunder of voting Capital Stock issued by any Foreign Subsidiary, the greater of (x) 66% and (y) such greater percentage that (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to Pledgor and (2) could not reasonably be expected to cause any other adverse tax consequences to Pledgor or such Foreign Subsidiary.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and assigns to the Agent, for the benefit of the Lender Group, and grants to the Agent, for the benefit of the Lender Group, a continuing security interest in, the following (the “Pledged Collateral”):

(a) the indebtedness described in Schedule I hereto and all other indebtedness from time to time owned by Pledgor (the “Pledged Debt”), the promissory notes and other instruments evidencing the Pledged Debt and all interest, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(b) the shares of stock, partnership interests, member interests and other equity interests described in Schedule II hereto (the “Pledged Shares”), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, issued by the Persons described in such Schedule II (the “Existing Issuers”), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof (provided that with respect to any Foreign Subsidiary, only the Applicable Percentage of all voting (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) Capital Stock of such Foreign Subsidiary (or, if less than the Applicable Percentage, all such equity interests owned by Pledgor) shall be pledged hereunder) and all dividends, distributions, cash, instruments, investment property and other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(c) the shares of stock, partnership interests, member interests or other equity interests at any time and from time to time acquired by Pledgor of any and all Persons now or hereafter existing (provided that with respect to any Foreign Subsidiary, only the Applicable Percentage of all voting (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) Capital Stock of such Foreign Subsidiary (or, if less than the Applicable Percentage, all such equity interests owned by Pledgor) shall be pledged hereunder), all or a portion of such stock or other equity interests which are acquired by such Person at any time (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and individually as a “Pledged Issuer”), the certificates representing such shares, partnership interests, member interests or other interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, partnership interests, member interests or other interests;

(d) all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Pledgor, of any Pledged Issuer (provided that with respect to any Foreign Subsidiary, only the Applicable Percentage of all voting (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) Capital Stock of such Foreign Subsidiary (or, if less than the Applicable Percentage, all such equity interests owned by Pledgor) shall be pledged hereunder), the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity;

(e) all investment property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts of Pledgor (provided that with respect to any Foreign Subsidiary, only the Applicable Percentage of all voting (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) Capital Stock of such Foreign Subsidiary (or, if less than the Applicable Percentage, all such equity interests owned by Pledgor) shall be pledged hereunder), all notes, debentures, bonds, promissory notes or other evidences of indebtedness of Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(f) all security entitlements of Pledgor in any and all of the foregoing; and

(g) all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) the prompt payment by the Borrowers and any other Loan Party, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all Obligations (as defined in the Restated Financing Agreement), including, without limitation, (i) principal of and interest on the Revolving Loans (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), (ii) all Reimbursement Obligations and all interest thereon (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (iii) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Restated Financing Agreement and any other Loan Document; and

(b) the due performance and observance by Borrowers and any other Loan Parties of all of their other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Collateral.

(a) (i) All promissory notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Agent, for the benefit of the Lender Group, on or prior to the execution and delivery of this Agreement. All other promissory notes, certificates and instruments constituting Pledged Collateral from time to time or required to be pledged to the Agent, for the benefit of the Lender Group, pursuant to the terms hereof (the “Additional Collateral”) shall be delivered to the Agent promptly upon receipt thereof by or on behalf of Pledgor. All such promissory notes, certificates and instruments shall be held by or on behalf of the Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Agent. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Pledgor shall cause the Agent (or its designated custodian, nominee or other designee), to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Agent with respect to such securities without further consent by Pledgor. If any Pledged Collateral consists of security entitlements, Pledgor shall transfer such security entitlements to the Agent (or its designated custodian or nominee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Agent without further consent by Pledgor.

(ii) Within five (5) days of the receipt by Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by Pledgor, in substantially the form of Annex I hereto (a “Pledge Amendment”) shall be delivered to the Agent, in respect of the Additional Collateral which must be pledged pursuant to this Agreement and the Restated Financing Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

(b) If Pledgor shall receive, by virtue of Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Agent, for the benefit of the Lender Group, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:

(a) Pledgor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) The execution, delivery and performance by Pledgor of this Agreement (i) has been duly authorized by all necessary action, (ii) doed not and will not contravene its charter or by-laws, or any applicable law or any contractual restriction binding on or affecting it or any of its properties, (iii) does not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement, and (iv) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties, except where such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c) The Existing Issuers set forth in Schedule II hereto are the only Subsidiaries of Pledgor existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.

(d) The promissory notes currently evidencing the Pledged Debt have been, and all other promissory notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e) Pledgor is and will be at all times the legal and beneficial owner of its Pledged Collateral free and clear of any Lien except for the Lien created by this Agreement and the Permitted Liens.

(f) The exercise by the Agent of any of its rights and remedies in accordance with the terms of this Agreement will not contravene any law or any contractual restriction binding on or affecting Pledgor or any of the properties of Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of Pledgor other than pursuant to this Agreement or the other Loan Documents.

(g) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by Pledgor for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Agent, for the benefit of the Lender Group, of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(h) This Agreement creates a valid Lien in favor of the Agent, for the benefit of the Lender Group, in the Pledged Collateral as security for the Obligations. The Agent’s having possession of the promissory notes evidencing the Pledged Debt, the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such Lien. Such Lien is, or in the case of Pledged Collateral in which Pledgor obtains rights after the date hereof, will be, a perfected, first priority Lien, subject only to the Permitted Liens. All action necessary or desirable to perfect and protect such Lien has been duly taken, except for the Agent’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

SECTION 6. Covenants as to the Pledged Collateral. So long as any principal of or interest on any Revolving Loan, any Reimbursement Obligation, any Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment under the Restated Financing Agreement, Pledgor shall, unless the Agent shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

(b) at Pledgor’s expense, promptly deliver to the Agent a copy of each notice or other communication received by it in respect of the Pledged Collateral;

(c) at Pledgor’s expense, defend the Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by the Restated Financing Agreement;

(f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral except for the Lien created hereby or for any Permitted Lien;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than as expressly permitted by the Restated Financing Agreement and the other Loan Documents;

(h) except as expressly permitted by the Restated Financing Agreement, not permit the issuance of (i) any additional shares of any class of Capital Stock, partnership interests, member interests or other equity of any Pledged Issuer, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock; and

(i) not take or fail to take any action which would in any manner impair the value or enforceability of the Agent’s security interest in and Lien on any Pledged Collateral.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Restated Financing Agreement or the other Loan Documents; provided, however, that (A) Pledgor will not exercise and shall refrain from exercising any such right, as the case may be, if the Agent gives it notice that, in the Agent’s judgment, such action (or inaction) could reasonably be expected to affect adversely in any material respect the value of any Pledged Collateral or otherwise could reasonably be expected to have a Material Adverse Effect and (B) Pledgor will give the Agent at least five (5) Business Days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to affect adversely in any material respect the value of any Pledged Collateral or otherwise could reasonably be expected to have a Material Adverse Effect;

(ii) Pledgor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Restated Financing Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Restated Financing Agreement, shall be, and shall forthwith be delivered to the Agent to hold as,

Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

(iii) the Agent will execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7 (a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

(ii) the Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Agent and may collect any and all moneys due or to become due to Pledgor in respect of the Pledged Debt and Pledgor hereby authorizes each such debtor to make such payment directly to the Agent without any duty of inquiry;

(iii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments which are received by Pledgor contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Agent shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 8. Additional Provisions Concerning the Pledged Collateral.

(a) Pledgor (i) authorizes the Agent to file any financing statements required hereunder or under any other Loan Document), and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of Pledgor and (ii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledge Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Pledgor hereby irrevocably appoints the Agent Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full after all Revolving Credit Commitments and Letter of Credit Obligations have been terminated.

(c) If Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by Pledgor pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e) The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f) The Agent may at any time in its discretion (i) without notice to Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged

Collateral, subject only to the revocable rights of Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least five (5) days’ notice to Pledgor of the time and place of any public sale of Pledged Collateral owned by Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) In the event that the Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to Section 9(a) hereof, Pledgor will, at Pledgor’s expense and upon request by the Agent: (i) execute and deliver, and cause each issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause each issuer of such Pledged Collateral to qualify such Pledged Collateral under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law. Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent by reason of the failure by Pledgor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release Pledgor from any of its obligations under any of the other Loan Documents.

(c) Notwithstanding the provisions of Section 9(b) hereof, Pledgor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

(d) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect consistent with the provisions of the Restated Financing Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after the date all of the Obligations have been paid in full after all Revolving Credit Commitments and Letter of Credit Obligations have been terminated shall be paid over to Pledgor or to such Person as may be lawfully entitled to receive such surplus.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Restated Financing Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Agent to collect such deficiency.

SECTION 10. Indemnity and Expenses.

(a) Pledgor agrees to indemnify and hold harmless the Agent (and all of its respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities obligations, penalties, costs and expenses (including, without limitation, legal fees, costs, expenses and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) Pledgor agrees to pay to the Agent upon demand the amount of any and all costs and expenses, including the fees, costs, expenses and disbursements of the Agent’s counsel and of any experts and agents, which the Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to Pledgor, to it at the address of the Administrative Borrower specified in the Restated Financing Agreement; if to the Agent, to it at the address specified in the Restated Financing Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposit in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 12. Security Interest Absolute. All rights of the Agent, the Lenders and the L/C Issuer, all Liens and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Restated Financing Agreement, any other Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Restated Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of Pledgor in respect of the Obligations. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 13. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Agent and Pledgor, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Agent, any Lender or the L/C Issuer to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent, the Lenders and the L/C Issuer provided herein and in the Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent, the Lenders and the L/C Issuer under the applicable Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents, the Lenders or the L/C Issuer to exercise any of their rights under any other document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the date the Obligations are paid in full after the termination of all of the Revolving Credit Commitments and the Letter of Credit Obligations, and (ii) be binding on Pledgor and, by its acceptance hereof, the Agent, and its respective successors and assigns, and shall inure, together with all rights and remedies of the Agent, the Lenders and the L/C Issuer hereunder, to the benefit of each of the Agent, the Lenders and the L/C Issuer and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Agent, the Lenders and the L/C Issuer may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent, the Lenders and the L/C Issuer herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Agent or Lenders shall mean the assignee of such Agent or Lenders or the L/C Issuer. None of the rights or obligations of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent, and any such assignment or transfer shall be null and void.

(e) On the date the Obligations have been paid in full after the termination of the Revolving Credit Commitments and the Letter of Credit Obligations and the Restated Financing Agreement and the other Loan Documents have been terminated (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor, and (ii) the Agent will, upon Pledgor’s request and at Pledgor’s expense, (A) return to Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to Pledgor, without recourse, representation or warranty, such documents as Pledgor shall reasonably request to evidence such termination.

(f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g) Pledgor hereby irrevocably and unconditionally:

(i) Submits for itself and its property in any action, suit or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof;

(ii) Agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) Consents to the service of any and all process in any such action, suit or proceeding by mailing (by certified or registered mail, postage prepaid and return receipt requested) or delivering a copy of such process to Pledgor at its address set forth in Section 11 hereof or at such other address of which the Agent shall have been notified pursuant thereto;

(iv) To the extent that Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents;

(v) Agrees that nothing herein shall affect the right of the Agent or any Lender to effect service of process in any other manner permitted by law or shall limit the right of the Agent or any Lender to sue in any other jurisdiction; and

(vi) Waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(h) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

(i) The Agent may, in its sole and absolute discretion, enforce the provisions hereof against Pledgor without resorting to or regard to other collateral or other sources of reimbursement for the Obligations and shall not be required to proceed against all Borrowers jointly or seek payment from the all the Borrowers or Guarantors ratably. The release or discharge of any other Borrower or Guarantor by the Agent shall not release or discharge Pledgor from the obligations of Pledgor hereunder.

IN WITNESS WHEREOF, Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

PLEDGOR:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende Title: Chief Financial Officer

SCHEDULE I

TO

PLEDGE AND SECURITY AGREEMENT

PLEDGED DEBT

None.

SCHEDULE II

TO

PLEDGE AND SECURITY AGREEMENT

Pledged Shares

Pledgor	Name of Issuer	Number of Shares	Class	Certificate Number

ANNEX A

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated _______________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated January 28, 2008 (as amended or otherwise modified from time to time, the “Pledge Agreement”), by the undersigned in favor of Wells Fargo Retail Finance II, LLC, as agent (the “Agent”), and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Agent and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the Obligations referred to in such Pledge Agreement.

Pledged Debt

Pledgor	Name of Payee	Description	Principal Amount Outstanding as of

Pledged Shares

Pledgor	Name of Issuer	Number of Shares	Class	Certificate Number(s)

[PLEDGOR]

By:
Name: Title: